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
                                                              Exhibit 11.1
                           DELTA FINANCIAL CORPORATION
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                     THREE MONTHS ENDED      SIX MONTHS ENDED
                                                       JUNE 30, 1997          JUNE 30, 1997
                                                        ------------           ------------
Primary Earnings Per Share
--------------------------
   Net income                                           $ 7,224,664            $14,214,295
                                                        ============           ============

   Weighted average number of common
   and common equivalent shares:
   -----------------------------
      Average no. of shares outstanding                  15,372,288             15,345,926

      Net effect of dilutive stock options
        based on treasury stock method                          779                 49,111
                                                        ------------           ------------
   Total average shares:                                 15,373,067             15,395,037
                                                        ============           ============

   Primary earnings per share                           $      0.47            $      0.92
                                                        ============           ============


Fully Diluted Earnings Per Share
--------------------------------
   Net income                                           $ 7,224,664            $14,214,295
                                                        ============           ============

   Weighted average number of common
   and common equivalent shares:
   -----------------------------
      Average no. of shares outstanding                  15,372,288             15,345,926

      Net effect of dilutive stock options
      based on treasury stock method                         65,156                 64,304
                                                        ------------           ------------
   Total average shares:                                 15,437,444             15,410,230
                                                        ============           ============

   Fully diluted earnings per share                     $      0.47            $      0.92
                                                        ============           ============

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